EXHIBIT 10.8





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   *    An asterisk  indicates certain confidential portions of information that have been omitted from this Agreement and are subject to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Such omitted confidential portions have been filed separately with the
        Securities and Exchange Commission.
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   COMMITMENT  AGREEMENT (the "Agreement"), dated as of April 24, 1995 between LOMAS MORTGAGE USA, INC. (the "Lender") and FEDERAL NATIONAL MORTGAGE ASSOCIATION ("Fannie Mae").

   W I T N E S S E T H:

        WHEREAS, the Lender has agreed to deliver mortgages to Fannie Mae through the "As Soon As Pooled II" delivery option pursuant to an agreement dated as of April 24, 1995 as amended from time to time (the "Delivery Option"); and

        WHEREAS, the Lender seeks a commitment from Fannie Mae to accept mortgages from the Lender for a mutually agreeable period of time;

        NOW, THEREFORE, Fannie Mae and the Lender hereby agree as follows:

        1.(a)    Until April  25, 1996  (the  "Termination Date"),  Fannie
Mae commits to accept mortgages delivered by the Lender pursuant to the terms and conditions of the Delivery Option except as provided herein.

        (b) Until the Termination Date, Fannie Mae shall use, as the Pricing Rate (per PSA Master Repurchase Agreement) in its calculation of the price paid for the mortgages delivered by the Lender, an amount equal to the
sum of (i)   *   basis points and (ii) the Eurodollar Rate (as defined
herein)   -------  on the business day immediately preceding the Purchase
Date with a maturity date equal to the Repurchase Date for the transaction in question, or in the event there is no Eurodollar Rate posted with a maturity date equal to the Repurchase Date for the transaction in question, the Eurodollar Rate shall be calculated by interpolation between the last maturity date prior to the Repurchase Date and the first maturity date after the Repurchase Date.

        (c) Prior to delivering any Mortgages pursuant to this Agreement, the Lender will pay to Fannie Mae a commitment fee (the "Commitment Fee")
of  $     *      by wire transfer pursuant to Fannie Mae instructions.
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

        (d) The Lender may enter into as many transactions with Fannie Mae as it wishes under the Delivery Option prior to the Termination Date, provided that (i) the Purchase Date for each transaction is no later than the Termination Date and (ii) at the time of such Transaction, the total Purchase Price of all mortgages that are related to any Transactions that are not yet completed does not exceed $200,000,000 unless Fannie Mae agrees to enter into such transaction.

        (e) The "Eurodollar Rate" shall mean, with respect to any particular date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a maturity selected by Fannie Mae pursuant to
Section 1(b) that appears on Telerate Page 4833 (as defined below) and that is posted thereon with reference (i) to such date and (ii) to a time on such
date  no earlier than  9:00 a.m.  (New York  City time).   If such  rate does

not appear on Telerate  Page 4833  on such date,  the Eurodollar  Rate may
be drawn from Telerate Page  314 (as  defined below).   If such rate  does
not appear on Telerate Page 4833 or Telerate Page 314, the Eurodollar Calculation Agent (as defined below) will request four major banks in New York city selected by the Eurodollar Calculation Agent (after consultation with Fannie Mae, if Fannie Mae is not then acting as Eurodollar Calculation Agent) to provide such bank's offered quotation (expressed as a percentage per annum) to leading European banks for loans in U.S. dollars for a period that appears on Telerate Page 4833 as of approximately 9:00 a.m. (New York City time) on such date and in a Representative Amount (as defined
below).   If at least  two such quotations are provided, the Eurodollar Rate, with respect to such date, will be the arithmetic mean of such quotations, rounded to the nearest one hundred-thousandth of one percent, with five one-millionths of one percent rounded upward. If fewer than two such quotations are provided as requested, then Fannie Mae shall select a reasonable alternative method of calculating the Eurodollar Rate.

   As used herein:

          "Eurodollar Calculation Agent" means  Fannie Mae or a bank  or
          broker-   dealer designated by Fannie Mae.

          "Representative Amount" means a principal amount of not less than U.S. $1,000,000 that, in the Eurodollar Calculation Agent's sole judgment, is representative for a single transaction in the relevant market at the relevant time.

          "Telerate Page 4833" means the display designated as "Page 4833" (or its successor page) on the Telerate Service (or such other service as may be selected as the information vendor) for the purpose of displaying the Eurodollar Rate.

          "Telerate Page 314" means the display designated as "Page 314" (or its successor page) on the Telerate Service (or such other service as may be selected as the information) for the purpose of displaying the Eurodollar Rate.

        2. On and after the MORNET Transmission Date related to a mortgage that the Lender intends to back a Fannie Mae mortgage-backed security, such mortgage may not be related to any "gestation repo" or "early funding" transaction, or used as collateral or be related to any other similar transaction, as determined by Fannie Mae, except for one of the Delivery Options, unless (i) as of such MORNET Transmission Date, the total unpaid principal balance of all mortgages that are related to any transactions subject to this Agreement equals or exceeds $100,000,000 and
(ii) Fannie Mae elects not to accept such mortgage pursuant to the Delivery Option on the terms and conditions set forth in such Delivery Option and in this Commitment Agreement.

        3. Notwithstanding the obligation of Fannie Mae set forth in Paragraph 1(a) above, Fannie Mae may terminate such obligation if any of the following events occur:

        (a) at any time, quotations for repurchase (or reverse repurchase) transactions in Fannie Mae mortgage-backed securities are no longer available for any reason for a period of ten consecutive business days;

        (b) the Lender has breached this Agreement, or has failed to meet its obligations in any transaction conducted pursuant to the Delivery Option, or has breached any provision of its Mortgage Selling and Servicing Contract with Fannie Mae (the "Mortgage Selling and Servicing Contract") or other agreement that the Lender has with Fannie Mae;

        (c) the Lender has failed to meet or exceed the financial standard (based upon information set forth in Fannie Mae Form 1002) set forth in Section 4 below;

        (d) the Lender files for a petition for bankruptcy or seeks protection from creditors or is involuntarily placed into bankruptcy by its creditors;

        (e) the Net Worth (as defined herein) of the Lender falls below $85,000,000;

        (f) the Master Trade Assignment Letter (Exhibit A of the As Soon As Pooled II Agrement) expires, or Fannie Mae determines that, in its opinion, such Master Trade Assignment Letter is no longer valid or enforceable;

        (g) the Lender, or its parent, undergoes any mergers, consolidations, reorganizations or substantial change in ownership; or

        (h) the Lender's Mortgage Selling and Servicing Contract has been terminated by Fannie Mae.

        4.(a) The following financial standard shall apply to Section 3(c) of this Agreement:

                  (i) Liquid Assets/Total Servicing (as defined below) must be greater than or equal to .01:

        (b) Some of the terms used in this Agreement are defined below. Included in some of these definitions are the cell numbers used in Fannie Mae Form 1002 for the components of such definitions.

             (i)  "Liquid  Assets/Total Servicing"  equals (Cash  +
                    Marketable Securities at lower of costs or market + Reverse Repurchase Agreements)/Total Servicing or
                    (A010  +  A040  +  A050  +  A410)/(L100 +  L200), as such

                    terms are reported  in Fannie Mae Form 1002.

             (ii) "Net Worth," as used  in Section 3 (e) above,  equals
                    equity (as   calculated  in  accordance   with  generally

                    accepted accounting principles) less all intangible assets (other than purchased mortgage servicing rights).

        (c)  Fannie Mae reserves the right to amend the definitions in section 4(b) above, provided that any material change to such definitions must be agreed to by the Lender.

        5. The Lender acknowledges that Fannie Mae has the right to make changes to the terms and conditions of the Delivery Option (provided that any material change must be agreed to by the Lender) and that such changes will not affect the obligations of the Lender pursuant to this Agreement.

        6. The Lender and Fannie Mae agree that a breach of this Agreement by the Lender shall be deemed to be a breach of the Mortgage Selling and Servicing Contract and Fannie Mae shall have the right to exercise all remedies set forth in the Mortgage Selling and Servicing Contract, or at law or equity, whether or not it exercises its right to terminate above.

        7. The Lender hereby confirms that: (i) the sale to Fannie Mae of the mortgages delivered to Fannie Mae pursuant to this Agreement has either been (a) specifically approved by the Board of Directors of the Lender and such approval is reflected in the minutes of the meetings of such Board of Directors or (b) approved by an officer of the Lender who was duly authorized by such Board of Directors to enter into such types of transactions such authorization is reflected in the minutes of the meetings of such Board of Directors; and (ii) this Agreement, together with the Fannie Mae Selling Guide and the Mortgage Selling and Servicing Contract, constitutes the "written agreement" governing the Lender's sale to Fannie Mae of the mortgages delivered pursuant to this Agreement, and it shall continuously maintain all components of such "written agreement" as an official record of the undersigned (or of any successor thereof).

        8. This Agreement shall be effective on the date that Fannie Mae receives the Commitment Fee described in Section 1(c) hereof.

        9. In the event Fannie Mae terminates this Agreement pursuant to Section 3(a) or 3(g) above, the Lender shall be entitled to a partial refund of the Commitment Fee, as calculated on a pro rata per diem basis.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates hereinafter set forth.


   LOMAS MORTGAGE USA, INC.           FEDERAL NATIONAL MORTGAGE ASSOCIATION


   By: /s/ Paul D. Fletcher           By:/s/ James E. Pallota
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        (Authorized Signature)


        Paul D. Fletcher - Senior Vice President
        ----------------------------------------
             (Type Name and Title)


   Date:     April 28, 1995             Date:  May 4, 1995
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